SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

NORTH SPRINGS RESOURCES CORP.

 (Exact name of Company as specified in its charter)

Nevada	333-167217	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
200 S Virginia, 8th Floor Reno, NV 89501
(Address of principal executive offices)
Phone: (775) 398-3078
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORTH SPRINGS RESOURCES CORP.

Form 8-K

Current Report

Item 1.01          Entry into a Material Definitive Agreement

On December 29, 2011 North Springs Resources Corp., a Nevada corporation (the “Company”) entered into that certain Joint Venture Agreement (the “JV Agreement”) with DNP Mining LLLP, an Arizona limited liability company (“DNP”), whereby the Company shall form a joint venture with DNP in order to conduct mineral exploration activities on or about various unpatented mining claims situated in Yavapai County, Arizona collectively known as the Gold Star and One Arm Joe Properties (the “Property”).  Pursuant to the JV, the Company shall acquire a twenty percent (20%) working interest in the Property in exchange for paying an aggregate of five hundred thousand dollars ($500,000) in funding for phase 1 of the Property, and the Company has the right to acquire an additional fifteen percent (15%) working interest in the Property upon supplying funding equal to three million dollars ($3,000,000) to finance phase 2 of the Property

The foregoing summary description of the terms of the JV Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the JV Agreement this reference is made to such agreement, which is filed as Exhibits 10.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by this reference.

Item 2.03

Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	JV Agreement with DNP Mining LLLP dated December 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH SPRINGS RESOURCES CORP.
Date: December 30, 2011	By: /s/ Harry Lappa
Harry Lappa
President and CEO